Exhibit 99.1

For Information
Brent A. Collins
303-861-8140

FOR IMMEDIATE RELEASE

SM ENERGY SCHEDULES FIRST QUARTER 2011 EARNINGS
CONFERENCE CALL

DENVER, CO – April 21, 2011 – SM Energy Company (NYSE: SM) is scheduled to release details regarding its earnings for the first quarter of 2011 after the close of trading on the NYSE on May 2, 2011.  The teleconference to discuss these results and other operational matters is scheduled for May 3, 2011, at 8:00 a.m. Mountain time (10:00 a.m. Eastern time).  The call participation number is 866-510-0676 and the participant passcode is 25235869.  An audio replay of the call will be available approximately two hours after the call at 888-286-8010, with the passcode 50844239.  International participants can dial 617-597-5361 to take part in the conference call, using passcode 25235869, and can access a replay of the call at 617-801-6888, using passcode 50844239.  Replays can be accessed through May 10, 2011.

This call is being webcast live and can be accessed at SM Energy Company’s website at sm-energy.com.  An audio recording of the conference call will be available at that site through May 10, 2011.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the exploration, exploitation, development, acquisition, and production of natural gas, natural gas liquids, and crude oil.  SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at sm-energy.com.